                                                        EXHIBIT 12.1 PAGE 1 OF 2

                 NORFOLK SOUTHERN CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (MILLIONS OF DOLLARS)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1996        1995        1994
                                                                               ----------  ----------  ----------
EARNINGS
Income before income taxes as reported.......................................  $  1,196.9  $  1,114.7  $  1,049.0
Add:
  Total interest expenses (as detailed below)................................       186.4       174.9       159.9
  Income (loss) of partially owned entities(1)...............................         1.1         0.1         0.6
  Subsidiaries' preferred dividend requirement...............................         2.5         2.6         2.7
                                                                               ----------  ----------  ----------
    Income before income taxes, as adjusted..................................  $  1,386.9  $  1,292.3  $  1,212.2
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
FIXED CHARGES
Interest expense on debt.....................................................  $    115.7  $    113.4  $    101.6
Other interest expense.......................................................        38.9        31.5        31.8
Calculated interest portion of rent expense..................................        31.8        30.0        26.5
                                                                               ----------  ----------  ----------
    Total interest expenses..................................................       186.4       174.9       159.9
Capitalized interest.........................................................        11.9        14.0        17.8
Subsidiaries' preferred dividend requirement on a pretax basis...............         4.1         4.1         4.2
                                                                               ----------  ----------  ----------
    Total fixed charges......................................................  $    202.4  $    193.0  $    181.9
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
RATIO OF EARNINGS TO FIXED CHARGES...........................................        6.85        6.70        6.66

------------------------

(1) Includes the distributed income of 20%-49% owned entities, net of equity recorded in undistributed income and the minority income of consolidated entities which have fixed charges.

    The computations do not include $0.3 million of interest expense related to $7.8 million of debt guaranteed for a less than 50% owned entity.

                                                        EXHIBIT 12.1 PAGE 2 OF 2

                 NORFOLK SOUTHERN CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (MILLIONS OF DOLLARS)

                                                                                         YEAR ENDED DECEMBER
                                                                                                 31,
                                                                                        ----------------------
                                                                                           1993        1992
                                                                                        ----------  ----------
EARNINGS
Income before income taxes as reported................................................  $    898.6  $    875.3
Add:
  Total interest expenses (as detailed below).........................................       160.7       161.6
  Income (loss) of partially owned entities(1)........................................        (2.6)        2.0
  Subsidiaries' preferred dividend requirement........................................         2.7         2.7
                                                                                        ----------  ----------
    Income before income taxes, as adjusted...........................................  $  1,059.4  $  1,041.6
                                                                                        ----------  ----------
                                                                                        ----------  ----------
FIXED CHARGES
Interest expense on debt..............................................................  $     98.6  $    109.0
Other interest expense................................................................  $     38.7        33.0
Calculated interest portion of rent expense...........................................        23.4        19.6
                                                                                        ----------  ----------
    Total interest expenses...........................................................       160.7       161.6
Capitalized interest..................................................................        21.7        17.9
Subsidiaries' preferred dividend requirement on a pretax basis........................         4.3         4.2
                                                                                        ----------  ----------
    Total fixed charges...............................................................  $    186.7  $    183.7
                                                                                        ----------  ----------
                                                                                        ----------  ----------
RATIO OF EARNINGS TO FIXED CHARGES....................................................        5.67        5.67

------------------------

(1) Includes the distributed income of 20%-49% owned entities, net of equity recorded in undistributed income and the minority income of consolidated entities which have fixed charges.

    The computations do not include $0.3 million of interest expense related to $7.8 million of debt guaranteed for a less than 50% owned entity.